SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 12, 2006

MAXXAM INC.

(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924

(Commission File Number)

95-2078752

(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant's telephone number, including area code: (713) 975-7600

Not applicable

(Former name, former address and

former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry Into a Material Definitive Agreement.

On October 12, 2006, the Registrant's indirect wholly owned subsidiary, The Pacific Lumber Company ("Palco"), and Palco's subsidiary, Britt Lumber Co., Inc. ("Britt," and together with Palco, the "Borrowers"), and certain of their affiliates entered into the Omnibus Amendment to Revolving Credit Agreement and Guarantee and Collateral Agreement (the "Amendment") attached hereto as Exhibit 10.1. The Amendment is among the Borrowers, Marathon Structured Finance Fund L.P. ("Marathon"), and LaSalle Business Credit, LLC ("LaSalle BC") and LaSalle Bank National Association ("LaSalle Bank"), and provides for the assignment by Marathon of $30 million of its $60 million revolving credit commitment to LaSalle BC. The Amendment also provides for the appointment of LaSalle BC as collateral agent for the revolving credit facility, and the appointment of LaSalle Bank as the issuing lender with respect to letters of credit issued under the revolving credit facility. As collateral agent, LaSalle BC will perform certain functions previously performed by Marathon. Marathon will continue to act as administrative agent for the revolving credit facility, performing the functions specified in the Amendment.

Item 9.01	Financial Statements and Exhibits.

c) Exhibits

Exhibit Number	Description
10.1

Omnibus Amendment to Revolving Credit Agreement and Guarantee and Collateral Agreement, dated October 12, 2006, among Palco, Britt, Marathon Structured Finance Fund L.P., LaSalle Business Credit, LLC and LaSalle Bank National Association

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.
Date: October 17, 2006	By:	/s/ Bernard L. Birkel
Name:	Bernard L. Birkel
Title:	Secretary & Senior Assistant General Counsel

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